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                                                                    Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-3 and Forms S-8) of Genetronics Biomedical Corporation and in the related Prospectus of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation for the nine months ended December 31, 2001 included in this Current Report (Form 8-K) of Genetronics Biomedical Corporation filed with the Securities and Exchange Commission on or about February 22, 2002.

                                                   ERNST & YOUNG LLP

San Diego, California
February 20, 2002